Exhibit 4.2
                                                  to Registration Statement


                         CENTURY TELEPHONE ENTERPRISES, INC.

                               _______________________

               Form of Resolution to be Adopted by Executive Committee
                    (to be used in connection with authorizing the
                   issuance of any series of senior debt securities
                         under the below-mentioned Indenture)

                               _______________________

               WHEREAS, the Board of Directors of Century Telephone Enterprises, Inc. (the "Company") has previously authorized (i) the appropriate officers of the Company to take various actions necessary to permit the Company to register, issue and sell senior debt securities with an aggregate initial offering price not to exceed $400 million and (ii) the Executive Committee of the Board of the Directors to establish the specific terms and conditions of any senior debt securities to be issued and sold from time to time in one or more series;

               NOW, THEREFORE, BE IT RESOLVED:

                    (1) The Company shall create and issue $___,000,000 aggregate principal amount of its senior debt securities, consisting of $___,000,000 aggregate principal amount of senior notes designated as the "Century Telephone Enterprises, Inc. _____% Senior Notes, Series __, Due ____" (the "New Senior Notes"), with the sales price and terms set forth in the proposal of the purchasers dated _____________ (referred to hereinafter as the "Proposal" and which are attached to and made a part of these minutes) and in accordance with the Indenture dated as of _, 1994 ("Indenture"), between the Company and First American Bank & Trust of Louisiana, as Trustee ("Trustee"), to wit:

                    (a)  The New Senior Notes will mature on _____________.

                    (b) The New Senior Notes shall bear interest from _____________, 199__, until the principal thereof becomes due and payable at the rate of ____% per annum, payable semi-annually on _____________ and _____________ in each year commencing
          _____________, and any overdue principal and (to the extent that the payment of such interest is enforceable under applicable law) any overdue installment of interest thereon shall bear interest at the same rate per annum; the principal of and the interest on the New Senior Notes shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the City of Monroe, and State of Louisiana. The regular record date with respect to any interest payment date for the New Senior Notes shall mean the _____________ or _____________, as the case may be, immediately preceding such interest payment date, whether or not such date is a business day.

                    (c) The New Senior Notes will not be redeemable prior to maturity.

                                          OR

                    The New Senior Notes may not be redeemed prior to __________. The New Senior Notes may be redeemed from time to time on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, as a whole or in part, at the option of the Company, on any date or dates on or after ________, and prior to maturity, at the applicable percentage of the principal amount thereof to be redeemed as set forth below under the heading "Redemption Price" during the respective twelve month periods beginning ____ of the years shown below:

                    Year                     Redemption Price

                                                       %



          together, in each case, with accrued interest to the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date).

                    None of the New Senior Notes may be called for redemption at the option of the Company prior to _____________ if such redemption is for the purpose or in anticipation of refunding any New Senior Notes by the application, directly or indirectly, of funds borrowed by the Company at an annual cost of money (calculated in accordance with generally accepted financial practice) less than the annual cost of money to the Company resulting from the sale of the New Senior Notes to the Purchaser. (If Applicable)

                    (d) The New Senior Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following form:


                              (FORM OF FACE OF SECURITY)

               No._____________                              $_____________
                                                  CUSIP NO.________________

                         Century Telephone Enterprises, Inc.
                       ____% Senior Notes, Series __, Due ____

                    Century  Telephone Enterprises, Inc. a corporation duly
               organized and existing under the laws of the State of Louisiana (herein referred to as the "Company"), for value received, hereby promises to pay to _____________ or registered assigns, the principal sum of _____________ Dollars on _____________ and to pay interest on said principal sum from _____________, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on _____________ and _____________ in each year, commencing _____________, at the rate of ____% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The interest installment so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the _____________ or _____________, as the case may be (whether or not a business day), immediately preceding such interest payment date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such regular record date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice of which shall be given to the registered holders of this series of Securities not more than 15 days and not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. The principal of and the interest on this Security shall be payable at the office or agency of the Company maintained for that purpose in the City of Monroe and State of Louisiana in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debt.

                    This Security  shall  not  be  entitled  to any benefit
               under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

                    The  provisions  of  this Security are continued on the
               reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                    IN  WITNESS  WHEREOF,  the  Company   has  caused  this
               instrument to be executed.

                                        Dated  ____________________________

                                        CENTURY TELEPHONE ENTERPRISES, INC.



                                        By ________________________________
                                                 [President/Vice President]

               Attest:


                                        By ________________________________
                                            [Secretary/Assistant Secretary]


                       (FORM OF CERTIFICATE OF AUTHENTICATION)

                            CERTIFICATE OF AUTHENTICATION

                    This  is  one of the Securities of the above-designated
               series  therein  referred   to   in   the   within-mentioned
               Indenture.

                      First American Bank & Trust of Louisiana
                        as Trustee, Authenticating Agent and
                                 Security Registrar


                            By _________________________
                                 Authorized Officer


          (FORM OF REVERSE OF SECURITY)
                    This  Security  is one of a duly authorized  series  of
               Securities of the Company (herein sometimes referred to as the "Securities"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of _____________, 1994 duly executed and delivered between the Company and First American Bank & Trust of Louisiana, a Louisiana banking corporation organized and existing under the laws of the State of Louisiana, as Trustee (herein referred to as the "Trustee") (said Indenture hereinafter referred to as the "Indenture"), to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Security
               (herein called the "Security") is one of the series designated on the face hereof (herein called the "Series") limited in aggregate principal amount to $___,000,000.

                    In  case  an  Event  of  Default,  as  defined  in  the
               Indenture, with respect to the Series shall have occurred and be continuing, the principal of all of the Securities of the Series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                    The   Indenture  contains  provisions  permitting   the
               Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities or any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security then
               Outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or establish pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any
               Security issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

                    No reference herein to the Indenture  and  no provision
               of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times and place and at the rate and in the currency herein prescribed.

                    The Securities are issuable  as  registered  Securities
               without coupons in denominations of $1,000 or any integral multiple thereof. Securities may be exchanged, upon presentation thereof for that purpose, at the office or agency of the Company in the City of Monroe and State of Louisiana, for other Securities of authorized denominations, and for a like aggregate principal amount and series, and upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto.

                    The  Securities   will   not  be  redeemable  prior  to
               maturity.

                                          OR

                    The Securities may not be redeemed prior to __________.
               The Securities may be redeemed from time to time on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, as a whole or in part, at the option of the Company, on any date or dates on or after ________, and prior to maturity, at the applicable percentage of the principal amount thereof to be redeemed as set forth below under the heading "Redemption Price" during the respective twelve month periods beginning ____ of the years shown below:

                    Year                     Redemption Price

                                                       %



               together, in each case, with accrued interest to the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date).

                    As  provided in the Indenture and  subject  to  certain
               limitations therein set forth, this Security is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the
               Company in the City of Monroe and State of Louisiana accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Security Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                    Prior  to  due presentment for registration of transfer
               of this Security the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

                    No  recourse  shall  be  had  for  the payment  of  the
               principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, affiliate, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                    Capitalized terms used herein and not otherwise defined
               herein shall have the respective meanings set forth in the Indenture.

                   The Indenture and this Security shall be governed by and
               construed in accordance with the laws of the State of Louisiana.


                    (2) The office of First American Bank & Trust of Louisiana is hereby designated and created as the agency of the Company in the City of Monroe and State of Louisiana at which (i) both the principal and the interest on the New Senior Notes are payable and notices, presentations and demands to or upon the Company in respect the New Senior Notes may be given or made,
          (ii) the New Senior Notes may be surrendered for transfer or exchange and transferred or exchanged in accordance with the terms of the Indenture and (iii) books for the registration and transfer of the New Senior Notes shall be kept;

                    (3) The office of First American Bank & Trust of Louisiana is hereby designated and created as Security Registrar of the Company in the City of Monroe and State of Louisiana at which (i) the Company shall register the New Senior Notes, (ii) the New Senior Notes may be surrendered for transfer or exchange and transferred or exchanged in accordance with the terms of the Indenture, and (iii) books for the registration and transfer of the New Senior Notes shall be kept;

                    (4) The New Senior Notes hereby authorized by these resolutions shall be in substantially the forms and shall have the characteristics provided in the Indenture, and the forms of the New Senior Notes of each such series set forth in these resolutions is hereby approved and adopted;

          FURTHER RESOLVED:

                    (1) The President or any Vice President is hereby authorized to execute and deliver on behalf of the Company an Underwriting Agreement in substantially the form of the Underwriting Agreement provided as an exhibit to the registration statement filed with respect to the New Senior Notes (the "Registration Statement"), reflecting the terms of the New Senior Notes approved hereby, along with any accompanying price determination agreement or similar instrument that confirms that the sale prices proposed in the Proposal will be the actual sale prices at which the New Senior Notes will be sold to the Underwriters specified therein and to the public;

                    (2) The President or any Vice President and the Secretary or any Assistant Secretary are hereby authorized and directed to deliver to the Trustee a certified record of these resolutions setting forth the terms of the New Senior Notes as required by Section 2.01 of the Indenture;

                    (3) The President or any Vice President is hereby authorized to execute $___,000,000 aggregate principal amount of New Senior Notes on behalf of the Company under its corporate seal or a facsimile attested by the Secretary or any Assistant Secretary, and the signature of the President, or any Vice President, may be in the form of a facsimile signature of the present or any future President or Vice President and/or the signature of the Secretary or any Assistant Secretary in attestation of the corporate seal may be in the form of a facsimile signature of the present or any future Secretary or Assistant Secretary, and should any officer who signs, or whose facsimile signature appears upon, any of the New Senior Notes cease to be such an officer prior to their issuance, the New Senior Notes so signed or bearing such facsimile signature shall still be valid, and without prejudice to the use of the facsimile signature of any other officer as hereinabove authorized, the facsimile signature of Glen F. Post III, President, and the facsimile signature of Harvey P. Perry, Secretary, are hereby expressly approved and adopted;

                    (4) The officers are hereby authorized to cause the New Senior Notes to be delivered to the Trustee for authentication and delivery by it in accordance with the provisions of the Indenture, and the Trustee is hereby authorized and requested to authenticate the New Senior Notes upon compliance by the Company with the provisions of the Indenture and to deliver the same to or upon the written order of the President or any Vice President, and the President or any Vice President is hereby authorized and directed to apply to the Trustee for the authentication and delivery of New Senior Notes;

                    (5) The President or any Vice President and the Treasurer or any Assistant Treasurer are hereby authorized and empowered to endorse, in the name and on behalf or the Company, any and all checks received in connection with the sales of the New Senior Notes for application as set forth in the "Use of Proceeds" section of the Registration Statement, or for deposit to the account of the Company in any bank, and that any such endorsement be sufficient to bind the Company;

                    (6) The officers are hereby authorized to issue and sell to the purchasers the aggregate principal amounts of the New Senior Notes at the price and upon the terms and conditions set forth in the Underwriting Agreement covering the sale of the New Senior Notes; and

                    (7) The officers are authorized to execute and deliver all such instruments and documents, to incur on behalf of the Company all such expenses and obligations, to make all such payments, and to do all such other acts and things as they may consider necessary or desirable in connection with the accomplishment of the intent and purposes of the foregoing resolutions.